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                                                                    EXHIBIT 7(k)

                                     Form of
                                LETTER AGREEMENT


December 31, 2002


Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Adviser Series (the "Trust") has established of Janus Adviser Risk Managed Large Cap Growth Fund, Janus Adviser Risk Managed Large Cap Core Fund, and Janus Adviser Mid Cap Value Fund as new series of the Trust. Pursuant to Section 16 of the Custodian Contract dated June 29, 2000, as amended, between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ADVISER SERIES


By:
   --------------------------------------------------
   Kelley Abbott Howes
   Vice President

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------------------------


Agreed to this 31st day of December, 2002

cc:      Bonnie M. Howe
         Anita Falicia
         Christine Malles